Exhibit 31.4

RULE 13a-14(a)/15d-14(a) CERTIFICATION

I, James R. Reske, certify that:

1)	I have reviewed this report on Form 10-K/A of United Community Financial Corp.

2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/S/ James R. Reske
James R. Reske Chief Financial Officer
April 27, 2012

EX. 31. 4-1